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                                                                   Exhibit 11



                            October 30, 2000

Dresdner RCM Global Funds, Inc.
Four Embarcadero Center
San Francisco, California 94111-4189

            Re:  Dresdner RCM Global Funds, Inc.
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Ladies and Gentlemen:

       We have acted as special Maryland counsel to Dresdner RCM Global Funds, Inc., a Maryland corporation (the "Corporation"), in connection with the transfer of all of the assets and liabilities of Dresdner RCM Capital Funds, Inc., a Maryland corporation ("Capital Funds"), and Dresdner RCM Investment Funds Inc., A Maryland corporation ("Investment Funds" and, collectively with Capital Funds, the "Companies"), to the Corporation acting on behalf of its Dresdner RCM Europe Fund, Dresdner RCM International Growth Equity Fund, Dresdner RCM MidCap Fund, and Dresdner RCM Small Cap Fund (each a "Fund" and, collectively, the "Funds"), and the Corporation's related issuance of shares of Class I Common Stock and Class N Common Stock of its Dresdner RCM Europe Fund and Dresdner RCM International Growth Equity Fund and Class I Common Stock of its Dresdner RCM MidCap Fund and Dresdner RCM Small Cap Fund, $.0001 par value per share (each a "Class" and, collectively the "Shares"), pursuant to proposed Agreements and Plans of Reorganization (the "Agreements") between the Corporation, on behalf of the Funds, and (i) Capital Funds, on behalf of its Dresdner RCM International Growth Equity Fund, Dresdner RCM MidCap Fund, and Dresdner RCM Small Cap Fund and (ii) Investment Funds, on behalf of its Dresdner RCM Europe Fund, its sole series.

       We have examined the Corporation's Charter and Bylaws, its Registration Statement on Form N-14 to be filed with the Securities and Exchange Commission with respect to the reorganizations contemplated in the Agreements, substantially in the form in which it is to become effective (the "Registration Statement"), and the form of the Agreements as approved by the Board of Directors of the Corporation. We have further examined and relied upon a certificate of the Maryland State Department of Assessments and Taxation to the effect that the Corporation is duly incorporated and existing under the laws of the State of Maryland and in good standing and duly authorized to transact business in the State of Maryland.

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Dresdner RCM Global Funds, Inc.
October 30, 2000
Page 2




       We have also examined and relied upon a certificate of the Secretary of the Corporation certifying, among other matters, the forms of the Agreements presented to us as being substantially in the forms approved by the Board of Directors of the Corporation, and the resolutions of the Board of Directors of the Corporation approving the Agreements and authorizing the issuance of the Shares pursuant to the Agreements. We have also examined and relied upon such corporate records of the Corporation and other documents and certificates with respect to factual matters as we have deemed necessary to render the opinion expressed herein. We have assumed, without independent verification, the genuineness of all signatures on documents that we reviewed, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies.

       We have also assumed that the terms of each of the Agreements are fair and reasonable to the Corporation.

       Based on the foregoing and subject to the qualifications set forth below, we are of the opinion that:

       1. The Corporation is validly existing as a corporation in good standing under the laws of the State of Maryland.

       2. The Shares of the Funds to be issued in accordance with the terms of the Agreements, to the extent that the number of Shares of each Class of each Fund to be issued by the Corporation on behalf of the Funds and distributed to stockholders of the Companies does not exceed the number of authorized and unissued shares of that Class of the respective Fund at the time of their issuance, when so issued, will constitute validly issued shares, fully paid and nonassessable, under the laws of the State of Maryland.

       This letter expresses our opinion with respect to the Maryland General Corporation Law governing matters such as the authorization and issuance of stock. It does not extend to the securities or "Blue Sky" laws of Maryland, to federal securities laws or to other laws.

        We consent to the filing of this opinion as an exhibit to the Registration Statement. We do not hereby admit that we are "experts" as that term is used in the Securities Act of 1933 and the regulations thereunder. This opinion may not be relied upon by any other person or for any other purpose without our prior written consent.

                                        Very truly yours

                                       /s/ Venable, Baetjer and Howard, LLP
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